MOTHERS WORK, INC. AND SUBSIDIARIES
                      COMPUTATION OF LOSS PER COMMON SHARE


                                      For the Quarter Ended June 30,   For the Nine Months Ended June 30,
                                      ------------------------------   ----------------------------------
                                          1997             1998             1997               1998
                                      ----------       -----------      -----------       ------------
Common shares for Basic EPS            3,564,644         3,575,039        3,562,419          3,570,115
Effect of Dilutive Securities            139,928                --               --                 --
                                      ----------       -----------      -----------        -----------
Common shares of Diluted EPS           3,704,572         3,575,039        3,562,419          3,570,115
                                      ==========       ===========      ===========        ===========
Net income (loss)                     $  933,015       $(3,539,213)     $(6,488,250)       $(4,810,013)
Preferred stock dividends               (272,071)         (292,054)        (816,213)          (876,162)
                                      ----------       -----------      -----------        -----------
Net income (loss) applicable to
  common stockholders                 $  660,944       $(3,831,267)     $(7,304,463)       $(5,686,175)
                                      ==========       ===========      ===========        ===========
Net income (loss) per common share:
  Basic EPS                           $     0.19       $     (1.07)     $     (2.05)       $     (1.59)
                                      ==========       ===========      ===========        ===========
  Diluted EPS                         $     0.18       $     (1.07)     $     (2.05)       $     (1.59)
                                      ==========       ===========      ===========        ===========

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